UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2010

TITLE STARTS ONLINE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4540 Alpine Avenue, Blue Ash, Ohio 45242
(Address of principal executive offices) (zip code)

513-297-3640
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
Item 3.02 Unregistered Sales of Equity Securities.

On March 1, 2010, Title Starts Online, Inc. (the "Company") issued a 6% promissory note in the principal amount of $100,000 (the “March 2010 Note”) to an accredited investor (the “March 2010 Lender”) in consideration of $100,000.  In addition to the March 2010 Note, the March 2010 Lender also received a Common Stock Purchase Warrant to acquire 8,929 shares of common stock at an exercise price of $5.60 per share exercisable for a period of three years.  The March 2010 Note bears interest at the rate of 6% per annum.  The March 2010 Note matures on the earlier of the Company closing a financing or June 30, 2010.  The full principal amount of the note is due upon a default.

As of the date hereof the Company is obligated on the March 2010 Note.  The March 2010 Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

The issuance of the above securities was made in reliance upon exemptions from registration pursuant to Section 4(2) and the Securities Act of 1933, as amended (the “33 Act”), and/or Regulation D as promulgated under the 33 Act.  The above transactions did not involve a public offering and the March 2010 Lender is an accredited investor.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit

4.1	6% Promissory Note issued by Title Starts Online, Inc. on March 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITLE STARTS ONLINE, INC.

Date: March 3, 2010	By:	/s/ Stephen S. Burns
Name: Stephen S. Burns Title: CEO